Exhibit 99.1

Berkshire Hills Reports Fourth Quarter Results;

Increases Dividend 5%

BOSTON, January 23, 2019 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported GAAP net income of $14 million, or $0.31 per common share in the fourth quarter of 2018. The non-GAAP measure of core earnings totaled $29 million, or $0.63 per share, during this period. Both GAAP and core EPS totaled $0.70 in the prior quarter. The benefit of higher net interest income in the fourth quarter was offset by lower fee income and higher expense. Core EPS is net of non-core charges which totaled $0.32 per share after tax in the fourth quarter and included merger related expenses and other items, including costs related to the restructuring of the Company’s banking systems provider relationships.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (balance sheet growth is compared to prior quarter-end):

•	2% loan and deposit growth
•	3.41% net interest margin
•	60.3% efficiency ratio
•	0.17% net loan charge-offs/average loans
•	0.28% non-performing assets/assets

CEO Richard Marotta stated, “Core earnings for the year were in line with our original plan, and fourth quarter core earnings also met our expectations before the impact of the government shutdown on SBA related fee revenue. During 2018, our teams made great strides integrating our Eastern-Massachusetts acquisition and developing organic business across our footprint. Loan growth was consistent throughout the year, and deposit balances increased with the benefit of higher activity in the fourth quarter. Our internal capital generation supported our balance sheet growth, and our credit performance and asset quality remain strong.”

Mr. Marotta added, “In December, we announced an agreement to acquire SI Financial, which adds a solid deposit franchise in southeastern New England, and complements our operations in Springfield, Worcester, and Hartford. We’re working expeditiously to complete this merger by mid-year 2019 with a goal of completing the integration later in the year to achieve future targeted accretive benefits of increased scale and a combined pro forma asset base of nearly $14 billion. We completed a technology project in the fourth quarter, and restructured our banking systems provider relationships which will benefit our long term competitive profile. In recognition of the year’s progress, our Board approved a 5% dividend increase effective with our next dividend.”

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Mr. Marotta concluded “Our Berkshire teams are moving forward together, supported by a strong culture. Our corporate responsibility initiatives in 2018 included increasing our minimum wage to $15 per hour, formalization of equal pay standards, naming a Corporate Social Responsibility Officer, and initiating a diversity and inclusion program which is augmented by our Boston headquarters location. We’re committed to a long-term focus and judicious business management to deliver on our franchise investment and the expectations of our constituents.”

DIVIDEND INCREASED

The Board of Directors voted to increase the quarterly cash dividend by $0.01, or 5%, to $0.23 per common share to shareholders of record at the close of business on February 14, 2019, payable on February 28, 2019. The dividend equates to a 3.4% annualized yield based on the $26.97 closing price of Berkshire Hills Bancorp at year-end 2018. Effective on the same dates, the Board also increased the quarterly cash dividend on preferred stock by 5% to $0.46 per share.

FINANCIAL CONDITION

Total assets increased to $12.2 billion in the fourth quarter, resulting from 2% growth in commercial loans and residential mortgages. Commercial loan growth was concentrated in Central and Eastern Massachusetts, together with higher specialty lending and asset based lending balances. Mortgage growth was based on originations in Eastern Massachusetts in support of the Bank’s expansion. Deposits increased by 2% including seasonally higher year-end activity. Payroll service related balances increased by $108 million, and accounted for most of the shift between NOW and money market accounts. The average cost of deposits was 1.07% in the fourth quarter, increasing by 0.11% quarter-over-quarter, in line with the Company’s expectations. Liquidity and capital metrics were little changed in the fourth quarter. The year-end ratio of loans/deposits was 101%. The year-end 2018 equity/assets ratio measured 12.7% and tangible equity/tangible assets measured 8.6%. Book value per common share increased in 2018 by 4% to $33.30, while the non-GAAP measure of tangible book value per common share improved by 7% to $21.15.

RESULTS OF OPERATIONS

GAAP earnings per share decreased to $0.31 in the fourth quarter, compared to $0.70 in the prior quarter. Net non-core charges totaled $19 million, or $0.32 per share after-tax, in the fourth quarter. This included $8 million in expense related to the restructuring of the Company’s banking systems vendor relationships to improve the breadth, flexibility, and scalability of these systems. This charge is expected to be earned back in less than three years, including benefits related to merger integration costs. Non-core charges in the fourth quarter included $3 million in merger related expenses, a $3 million accrued expense related to a legal settlement, and a $3 million charge to non-interest income due to a reduction in the carrying value of equity securities which are marked-to-market quarterly. Other non-core charges included a $1.5 million expense related to the CEO transition, consisting of a payout pursuant to a resignation and separation agreement, net of the reversal of accrued conditional benefits which were forfeited as part of this agreement.

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Core earnings per share decreased to $0.63 in the fourth quarter from $0.70 in the prior quarter, reflecting a $1 million decrease in revenue and a $3 million increase in core expense. Net interest income increased by $4 million quarter-over-quarter, including the benefit of a 2% increase in average earning assets and an increase in the net interest margin to 3.41% from 3.32%. The net interest margin includes purchased loan accretion, which varies each quarter primarily due to the impact of recoveries of purchased credit impaired loans. This accretion contributed 0.30% to the fourth quarter 2018 margin, compared to 0.17% in the prior quarter. Rising funding costs resulted in a 0.04% reduction in the margin before the impact of purchased loan accretion. The cost of funds increased by 0.15% due to Federal Reserve Bank interest rate hikes and increased average utilization of higher cost borrowings.

Fourth quarter fee income decreased by $6 million quarter-over-quarter, with the decrease split between mortgage banking revenue and SBA loan sale gains included in loan related income. These reductions reflected market conditions, including lower volumes and tighter margins, as well as seasonal factors. The SBA decrease included $1 million in gains related to loans that could not be processed for sale due to the partial federal government shutdown.

The fourth quarter loan loss provision increased quarter-over-quarter, adding to the loan loss allowance concurrent with loan growth during the quarter. The provision exceeded net loan charge-offs, which measured 0.17% of average loans, and the allowance increased to 0.68% of total loans. Charge-offs, delinquencies, and non-accruals all decreased compared to the prior quarter, and remain at favorable levels.

GAAP non-interest expense increased by $19 million quarter-over-quarter, including the above mentioned non-core expenses. Core non-interest expense increased by $3 million quarter-over-quarter, including higher compensation expense and professional fees in support of current initiatives. Total full-time equivalent staff decreased to 1,916 positions at year-end, from 1,992 positions at the start of the year, primarily due to volume related reductions in mortgage banking staff. The GAAP effective income tax rate was 19% for the fourth quarter and 21% for the year 2018. The core effective tax rate for the year was also 21%.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Thursday, January 24, 2019 to discuss the results for the quarter and provide guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link:  http://dpregister.com/10127662. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call.  Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Those parties who do not have internet access or are otherwise unable to pre-register for this event may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Thursday, January 31, 2019 by dialing 877-344-7529 and entering access number 10127662.  The webcast will be available on Berkshire's website for an extended period of time.

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BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank, which is recognized for its entrepreneurial approach, relationship customer experience and distinctive culture. The Company has approximately $12.2 billion in assets and 115 full service branches in Massachusetts, New York, Connecticut, Vermont, New Jersey, and Pennsylvania providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets. Berkshire has a pending agreement to acquire SI Financial Group, Inc., the parent of Savings Institute Bank & Trust Company, a $1.6 billion bank with 23 branches in eastern Connecticut and southern Rhode Island.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Berkshire will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a Proxy Statement of SI Financial Group (“SIFI”) and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed merger. Before making any voting or investment decision, investors and security holders of SIFI and Berkshire are urged to carefully read the entire registration statement and Proxy Statement/Prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and SIFI, when they become available, may be obtained at the SEC's Internet site (www.sec.gov). Copies of documents filed by Berkshire with the SEC may also be obtained, free of charge, from Berkshire's website at ir.berkshirebank.com or by contacting Erin Duggan at 413-236-3773.  Copies of the documents filed by SIFI with the SEC may also be obtained, free of charge, from SIFI's website at www.mysifi.com or by contacting Rheo Brouillard at 860-456-6540.

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PARTICIPANTS IN SOLICITATION

Berkshire and SIFI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SIFI in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement for Berkshire's 2018 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 6, 2018. Information about the directors and executive officers of SIFI is set forth in the proxy statement for SIFI's 2018 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 29, 2018.   Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger to be filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, and restructuring costs. Securities gains/losses include unrealized gains/losses on equity securities beginning in the first quarter of 2018. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. The merger related charges in 2017 and 2018 are primarily related to the business combinations with First Choice Bank and Commerce Bancshares Corp., and the pending combination with SI Financial. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Additionally, the Company recorded charges for hedge terminations in the first quarter of 2017 and legal settlement costs during the year. In 2018, the Company recorded $8 million in charges related to the restructuring of banking systems vendor relationships in conjunction with contractual arrangements extending to 2026. The Company recorded a $3 million cost for the pending settlement of an existing legal proceeding with a plaintiff claiming to be representing a class of depositors. Non-core charges in 2018 also included a $1.5 million net charge related to the CEO transition, consisting of a $7.5 million payout pursuant to a resignation and separation agreement, net of the reversal of accrued conditional benefits which were forfeited in this agreement.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Investor Relations Contact

Erin E. Duggan; Investor Relations Manager; 413-236-3773

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Operations (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Five Quarter Trend)
F-10	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Year-to-Date)

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SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2018	2018	2018	2018	2017 (3)

PER SHARE DATA
Net earnings/(loss) per common share, diluted	$0.31	$0.70	$0.74	$0.55	$(0.06)
Core earnings per common share, diluted (1)	0.63	0.70	0.74	0.65	0.58
Total book value per common share	33.30	32.84	32.49	32.12	32.14
Tangible book value per common share (1)	21.15	20.68	20.28	19.86	19.83
Market price at period end	26.97	40.70	40.60	37.95	36.60
Dividends per common share	0.22	0.22	0.22	0.22	0.21
Dividends per preferred share	0.44	0.44	0.44	0.44	0.42

PERFORMANCE RATIOS (4)
Return on assets	0.47%	1.08%	1.17%	0.88%	(0.10)%
Core return on assets (1)	0.97	1.08	1.17	1.04	0.94
Return on equity	3.61	8.27	8.88	6.69	(0.77)
Core return on equity (1)	7.38	8.28	8.89	7.92	7.16
Core return on tangible common equity (1)	12.07	13.67	14.82	13.43	11.90
Net interest margin, fully taxable equivalent (FTE) (5)	3.41	3.32	3.50	3.36	3.50
Fee income/Net interest and fee income	19.36	24.33	24.25	25.51	25.91
Efficiency ratio (1)	60.30	57.15	56.37	59.54	57.43

GROWTH (Year-to-date)
Total commercial loans (annualized)	6%	5%	5%	1%	38%
Total loans (annualized)	9	10	10	4	27
Total deposits (annualized)	3	0	2	(3)	32
Total net revenues (compared to prior year)	12	16	16	13	41
Earnings per common share (compared to prior year)	65	28	33	25	(25)
Core earnings per common share (compared to prior year)(1)	18	22	24	18	4

FINANCIAL DATA (in millions)
Total assets	$12,212	$12,030	$11,902	$11,519	$11,571
Total earning assets	11,140	10,957	10,827	10,442	10,509
Total securities	1,919	1,918	1,920	1,932	1,899
Total loans	9,043	8,905	8,710	8,376	8,299
Allowance for loan losses	61	58	56	54	52
Total intangible assets	552	553	555	556	558
Total deposits	8,982	8,766	8,839	8,683	8,750
Total shareholders' equity	1,553	1,532	1,516	1,498	1,496
Net income/(loss)	14.3	32.2	34.0	25.2	(2.8)
Core income (1)	29.2	32.2	34.1	29.9	26.3

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.17%	0.19%	0.21%	0.17%	0.17%
Total non-performing assets/total assets	0.28	0.30	0.20	0.27	0.21
Allowance for loan losses/total loans	0.68	0.66	0.64	0.64	0.62
Loans/deposits	101	102	99	96	95
Shareholders' equity to total assets	12.72	12.74	12.74	13.00	12.93
Tangible shareholders' equity to tangible assets (1)	8.59	8.53	8.47	8.59	8.52

(1)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(3)	The Company acquired Commerce Bancshares Corp., the parent of Commerce Bank & Trust Company, on October 13, 2017.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

F-1

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	December 31,	September 30,	December 31,
(in thousands)	2018	2018	2017
Assets
Cash and due from banks	$100,972	$93,038	$91,122
Short-term investments	82,217	42,696	157,641
Total cash and short-term investments	183,189	135,734	248,763

Trading security	11,212	11,179	12,277
Marketable equity securities, at fair value	56,638	59,734	45,185
Securities available for sale, at fair value	1,399,647	1,391,373	1,380,914
Securities held to maturity, at amortized cost	373,763	379,404	397,103
Federal Home Loan Bank stock and other restricted securities	77,344	76,184	63,085
Total securities	1,918,604	1,917,874	1,898,564

Loans held for sale, at fair value	96,233	91,639	153,620

Commercial real estate loans	3,400,221	3,371,773	3,264,742
Commercial and industrial loans	1,980,046	1,902,228	1,803,939
Residential mortgages	2,566,424	2,509,324	2,102,807
Consumer loans	1,096,562	1,121,188	1,127,850
Total loans	9,043,253	8,904,513	8,299,338
Less: Allowance for loan losses	(61,469)	(58,457)	(51,834)
Net loans	8,981,784	8,846,056	8,247,504

Premises and equipment, net	108,367	111,130	109,352
Other real estate owned	-	-	-
Goodwill	518,325	518,325	519,287
Other intangible assets	33,418	34,620	38,296
Cash surrender value of bank-owned life insurance	190,609	194,369	191,221
Deferred tax asset, net	39,164	56,708	47,061
Other assets	142,538	123,604	117,083
Total assets	$12,212,231	$12,030,059	$11,570,751

Liabilities and shareholders' equity
Demand deposits	$1,603,019	$1,563,845	$1,606,656
NOW and other deposits	1,122,321	844,210	734,558
Money market deposits	2,245,195	2,447,184	2,776,157
Savings deposits	724,129	737,682	741,954
Time deposits	3,287,717	3,173,180	2,890,205
Total deposits	8,982,381	8,766,101	8,749,530

Senior borrowings	1,428,298	1,450,653	1,047,736
Subordinated borrowings	89,518	89,473	89,339
Total borrowings	1,517,816	1,540,126	1,137,075

Other liabilities	159,116	191,517	187,882
Total liabilities	10,659,313	10,497,744	10,074,487

Preferred shareholders' equity	40,633	40,633	40,633
Common shareholders' equity	1,512,285	1,491,682	1,455,631
Total shareholders' equity	1,552,918	1,532,315	1,496,264
Total liabilities and shareholders' equity	$12,212,231	$12,030,059	$11,570,751

Net common shares outstanding	45,417	45,420	45,290

F-2

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

				Annualized Growth %
(in millions)	December 31, 2018	September 30, 2018	December 31, 2017	Quarter ended December 31, 2018	Year to Date

Total commercial real estate	$3,400	$3,372	$3,264	3%	4%
Commercial and industrial loans	1,980	1,902	1,804	16	10
Total commercial loans	5,380	5,274	5,068	8	6

Total residential mortgages	2,566	2,510	2,103	9	22

Home equity	377	389	410	(12)	(8)
Auto and other	720	732	718	(7)	0
Total consumer loans	1,097	1,121	1,128	(9)	(3)
Total loans	$9,043	$8,905	$8,299	6%	9%

DEPOSIT ANALYSIS

				Annualized Growth %
(in millions)	December 31, 2018	September 30, 2018	December 31, 2017	Quarter ended December 31, 2018	Year to Date
Demand	$1,603	$1,564	$1,606	10%	0%
NOW and other	1,122	844	735	132	53
Money market	2,245	2,447	2,776	(33)	(19)
Savings	724	738	742	(8)	(2)
Time deposits	3,288	3,173	2,890	14	14
Total deposits	$8,982	$8,766	$8,749	10%	3%

F-3

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)	2018	2017	2018	2017
Interest and dividend income
Loans	$112,732	$91,149	$411,489	$308,099
Securities and other	15,119	14,674	59,672	52,159
Total interest and dividend income	127,851	105,823	471,161	360,258
Interest expense
Deposits	23,811	13,802	78,364	43,855
Borrowings	10,636	5,655	33,461	21,608
Total interest expense	34,447	19,457	111,825	65,463
Net interest income	93,404	86,366	359,336	294,795
Non-interest income
Mortgage banking originations	5,884	11,918	35,197	54,251
Loan related income	4,644	5,866	24,168	21,401
Deposit related fees	7,131	7,871	29,806	27,165
Insurance commissions and fees	2,479	2,284	10,983	10,589
Wealth management fees	2,287	2,268	9,447	9,395
Total fee income	22,425	30,207	109,601	122,801
Other	1,666	(939)	3,557	(3,377)
Securities (losses)/gains, net	(3,023)	30	(3,719)	12,598
Gain on sale of business operations and assets, net	-	-	460	296
(Loss) on termination of hedges	-	-	-	(6,629)
Total non-interest income	21,068	29,298	109,899	125,689
Total net revenue	114,472	115,664	469,235	420,484
Provision for loan losses	6,716	6,141	25,451	21,025
Non-interest expense
Compensation and benefits	41,944	42,220	165,185	152,979
Occupancy and equipment	10,385	9,451	40,841	35,422
Technology and communications	6,462	6,286	28,600	25,900
Marketing and promotion	1,515	4,573	7,980	11,877
Professional services	3,634	2,277	8,693	9,165
FDIC premiums and assessments	1,488	1,920	5,734	6,457
Other real estate owned and foreclosures	1	9	68	44
Amortization of intangible assets	1,202	1,183	4,934	3,493
Merger, restructuring and other expense	16,006	15,553	22,144	31,558
Other	7,551	6,569	26,192	22,815
Total non-interest expense	90,188	90,041	310,371	299,710

Income before income taxes	17,568	19,482	133,413	99,749
Income tax expense	3,309	22,292	27,648	44,502
Net income	$14,259	$(2,810)	$105,765	$55,247
Preferred stock dividend	229	219	918	219
Income available to common shareholders	$14,030	$(3,029)	$104,847	$55,028

Earnings/(loss) per common share:
Basic	$0.31	$(0.06)	$2.30	$1.40
Diluted	$0.31	$(0.06)	$2.29	$1.39

Weighted average shares outstanding:
Basic	46,061	45,122	46,024	39,456
Diluted	46,240	45,122	46,231	39,695

F-4

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend) - UNAUDITED - (F-5)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands, except per share data)	2018	2018	2018	2018	2017
Interest and dividend income
Loans	$112,732	$104,273	$101,649	$92,835	$91,149
Securities and other	15,119	14,918	15,230	14,405	14,674
Total interest and dividend income	127,851	119,191	116,879	107,240	105,823
Interest expense
Deposits	23,811	21,460	17,768	15,325	13,802
Borrowings	10,636	8,390	7,990	6,445	5,655
Total interest expense	34,447	29,850	25,758	21,770	19,457
Net interest income	93,404	89,341	91,121	85,470	86,366
Non-interest income
Mortgage banking originations	5,884	8,971	10,195	10,147	11,918
Loan related income	4,644	7,537	6,549	5,438	5,866
Deposit related fees	7,131	7,004	7,605	8,066	7,871
Insurance commissions and fees	2,479	2,930	2,549	3,025	2,284
Wealth management fees	2,287	2,283	2,280	2,597	2,268
Total fee income	22,425	28,725	29,178	29,273	30,207
Other	1,666	468	155	1,268	(939)
Securities (losses)/gains, net	(3,023)	88	718	(1,502)	30
(Loss)/gain on sale of business operations and assets, net	-	-	(21)	481	-
(Loss) on termination of hedges	-	-	-	-	-
Total non-interest income	21,068	29,281	30,030	29,520	29,298
Total net revenue	114,472	118,622	121,151	114,990	115,664
Provision for loan losses	6,716	6,628	6,532	5,575	6,141
Non-interest expense
Compensation and benefits	41,944	39,923	41,134	42,184	42,220
Occupancy and equipment	10,385	10,144	10,230	10,082	9,451
Technology and communications	6,462	7,949	7,359	6,830	6,286
Marketing and promotion	1,515	1,484	2,369	2,612	4,573
Professional services	3,634	1,867	1,139	2,053	2,277
FDIC premiums and assessments	1,488	1,640	1,411	1,195	1,920
Other real estate owned and foreclosures	1	(1)	1	67	9
Amortization of intangible assets	1,202	1,218	1,246	1,268	1,183
Merger, restructuring and other expense	16,006	198	847	5,093	15,553
Other	7,551	6,555	6,601	5,485	6,569
Total non-interest expense	90,188	70,977	72,337	76,869	90,041

Income before income taxes	17,568	41,017	42,282	32,546	19,482
Income tax expense	3,309	8,790	8,251	7,298	22,292
Net income/(loss)	$14,259	$32,227	$34,031	$25,248	$(2,810)
Preferred stock dividend	229	230	229	230	219
Income/(loss) available to common shareholders	$14,030	$31,997	$33,802	$25,018	$(3,029)

Earnings/(loss) per common share:
Basic	$0.31	$0.70	$0.74	$0.55	$(0.06)
Diluted	$0.31	$0.70	$0.74	$0.55	$(0.06)

Weighted average shares outstanding:
Basic	46,061	46,030	46,032	45,966	45,122
Diluted	46,240	46,263	46,215	46,200	45,122

F-5

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2018	2018	2018	2018	2017

Earning assets
Loans:
Commercial real estate	5.40%	4.67%	5.08%	4.76%	4.73%
Commercial and industrial loans	5.97	6.22	5.73	5.19	5.25
Residential mortgages	3.72	3.66	3.72	3.56	3.76
Consumer loans	4.52	4.27	4.13	4.01	3.94
Total loans	4.94	4.66	4.73	4.45	4.47
Securities	3.38	3.36	3.47	3.26	3.55
Short-term investments and loans held for sale	3.74	3.82	3.86	3.43	2.90
Total earning assets	4.64	4.41	4.48	4.21	4.27

Funding liabilities
Deposits:
NOW and other	0.59	0.58	0.44	0.28	0.25
Money market	1.10	0.92	0.88	0.73	0.66
Savings	0.16	0.15	0.14	0.14	0.14
Time	1.93	1.76	1.54	1.40	1.25
Total interest-bearing deposits	1.31	1.18	1.02	0.90	0.82
Borrowings	2.67	2.42	2.29	2.02	1.81
Total interest-bearing liabilities	1.55	1.38	1.23	1.08	0.97

Net interest spread	3.09	3.03	3.25	3.13	3.30
Net interest margin (1)	3.41	3.32	3.50	3.36	3.50

Cost of funds (2)	1.31	1.16	1.03	0.90	0.81
Cost of deposits	1.07	0.96	0.83	0.73	0.66

(1)	The effect of purchased loan accretion on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.30%, 0.17%, 0.25%, 0.13%, 0.21%. See page F-7 for purchased loan accretion.
(2)	Cost of funds includes all deposits and borrowings.

F-6

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2018	2018	2018	2018	2017
Assets
Loans
Commercial real estate	$3,373,936	$3,331,097	$3,316,482	$3,250,861	$3,161,902
Commercial and industrial loans	1,921,361	1,824,369	1,773,722	1,811,433	1,645,719
Residential mortgages	2,539,592	2,459,943	2,268,886	2,138,544	2,081,548
Consumer loans	1,112,433	1,120,942	1,113,089	1,114,586	1,123,683
Total loans (1)	8,947,322	8,736,351	8,472,179	8,315,424	8,012,852
Securities (2)	1,933,891	1,928,851	1,931,104	1,933,002	1,921,724
Short-term investments and loans held for sale	132,348	167,187	146,190	139,161	146,101
Total earning assets	11,013,561	10,832,389	10,549,473	10,387,587	10,080,677
Goodwill and other intangible assets	552,206	554,359	554,591	557,321	533,157
Other assets	515,320	523,747	506,954	521,745	516,802
Total assets	$12,081,087	$11,910,495	$11,611,018	$11,466,653	$11,130,636

Liabilities and shareholders' equity
Deposits
NOW and other	$920,225	$844,888	$819,166	$712,181	$702,353
Money market	2,339,699	2,348,516	2,524,713	2,518,920	2,371,203
Savings	728,853	740,765	749,995	743,944	733,157
Time	3,229,521	3,274,518	2,878,846	2,913,512	2,906,423
Total interest-bearing deposits	7,218,298	7,208,687	6,972,720	6,888,557	6,713,136
Borrowings	1,566,478	1,363,914	1,382,794	1,275,173	1,229,781
Total interest-bearing liabilities	8,784,776	8,572,601	8,355,514	8,163,730	7,942,917
Non-interest-bearing demand deposits	1,579,013	1,635,564	1,619,470	1,656,260	1,591,431
Other liabilities	136,224	144,401	102,583	137,976	127,562
Total liabilities	10,500,013	10,352,566	10,077,567	9,957,966	9,661,910

Preferred shareholders' equity	40,633	40,633	40,633	40,633	34,892
Common shareholders' equity	1,540,441	1,517,296	1,492,818	1,468,054	1,433,834
Total shareholders' equity	1,581,074	1,557,929	1,533,451	1,508,687	1,468,726
Total liabilities and shareholders' equity	$12,081,087	$11,910,495	$11,611,018	$11,466,653	$11,130,636

Supplementary data
Total average non-maturity deposits	$5,567,790	$5,569,733	$5,713,344	$5,631,305	$5,398,144
Total average deposits	8,797,311	8,844,251	8,592,190	8,544,817	8,304,567
Fully taxable equivalent income adjustment	1,763	1,807	2,033	1,820	3,122
Purchased loan accretion	8,247	4,548	6,881	3,433	5,507
Total average tangible equity (3)	1,028,868	1,003,570	978,860	951,366	935,569

(1)	Total loans include non-accruing loans.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	See page F-9 for details on the calculation of total average tangible equity.

F-7

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2018	2018	2018	2018	2017
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$20,372	$22,639	$10,338	$10,084	$7,266
Commercial and industrial loans	6,003	4,914	4,029	7,430	7,311
Residential mortgages	2,217	2,683	3,196	5,777	2,883
Consumer loans	3,834	4,401	5,466	5,996	5,438
Total non-accruing loans	32,426	34,637	23,029	29,287	22,898
Other real estate owned	-	-	-	-	-
Repossessed assets	1,209	1,069	1,241	1,241	1,147
Total non-performing assets	$33,635	$35,706	$24,270	$30,528	$24,045

Total non-accruing loans/total loans	0.36%	0.39%	0.26%	0.35%	0.28%
Total non-performing assets/total assets	0.28%	0.30%	0.20%	0.27%	0.21%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$58,457	$55,925	$53,859	$51,834	$49,004
Charged-off loans	(4,029)	(4,471)	(5,714)	(3,791)	(3,734)
Recoveries on charged-off loans	325	375	1,248	241	423
Net loans charged-off	(3,704)	(4,096)	(4,466)	(3,550)	(3,311)
Provision for loan losses	6,716	6,628	6,532	5,575	6,141
Balance at end of period	$61,469	$58,457	$55,925	$53,859	$51,834

Allowance for loan losses/total loans	0.68%	0.66%	0.64%	0.64%	0.62%
Allowance for loan losses/non-accruing loans	190%	169%	243%	184%	226%

NET LOAN CHARGE-OFFS
Commercial real estate	$(1,357)	$(3,074)	$(2,079)	$(817)	$(881)
Commercial and industrial loans	(1,538)	(189)	(1,193)	(972)	(960)
Residential mortgages	(108)	61	(632)	(406)	(759)
Home equity	(116)	(242)	108	(588)	(123)
Auto and other consumer	(585)	(652)	(670)	(767)	(588)
Total, net	$(3,704)	$(4,096)	$(4,466)	$(3,550)	$(3,311)

Net charge-offs (QTD annualized)/average loans	0.17%	0.19%	0.21%	0.17%	0.17%
Net charge-offs (YTD annualized)/average loans	0.18%	0.19%	0.19%	0.17%	0.19%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.27%	0.38%	0.22%	0.39%	0.35%
90+ Days delinquent and still accruing	0.22%	0.22%	0.40%	0.23%	0.20%
Total accruing delinquent loans	0.49%	0.60%	0.62%	0.62%	0.55%
Non-accruing loans	0.36%	0.39%	0.26%	0.35%	0.28%
Total delinquent and non-accruing loans	0.85%	0.99%	0.88%	0.97%	0.83%

F-8

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)		2018	2018	2018	2018	2017
Net income/(loss)		$14,259	$32,227	$34,031	$25,248	$(2,810)
Adj: Net securities losses/(gains) (1)		3,023	(88)	(718)	1,502	(30)
Adj: Loss on termination of hedges		-	-	-	-	-
Adj: Net losses/(gains) on sale of business operations and assets		-	-	21	(481)	-
Adj: Merger and acquisition expense		2,792	198	847	5,093	15,553
Adj: Restructuring expense and other expense		1,822	-	-	-	-
Adj: Employee and community investment		-	-	-	-	3,400
Adj: Legal settlements		3,000	-	-	-	-
Adj: Systems vendor restructuring costs		8,379	-	-	-	-
Adj: Deferred tax asset impairment		-	-	-	-	18,145
Adj: Income taxes		(4,110)	(92)	(105)	(1,481)	(7,963)
Total core income (2)	(A)	$29,165	$32,245	$34,076	$29,881	$26,295

Total revenue		$114,472	$118,622	$121,151	$114,990	$115,664
Adj: Net securities losses/(gains) (1)		3,023	(88)	(718)	1,502	(30)
Adj: Net losses/(gains) on sale of business operations and assets		-	-	21	(481)	-
Total core revenue (2)	(B)	$117,495	$118,534	$120,454	$116,011	$115,634

Total non-interest expense		$90,188	$70,977	$72,337	$76,869	$90,041
Less: Merger, restructuring and other expense (see above)		(4,614)	(198)	(847)	(5,093)	(15,553)
Less: Employee and community investment		-	-	-	-	(3,400)
Less: Legal settlements		(3,000)	-	-	-	-
Less: Systems vendor restructuring costs		(8,379)	-	-	-	-
Core non-interest expense (2)	(C)	$74,195	$70,779	$71,490	$71,776	$71,088

(in millions, except per share data)
Total average assets	(D)	$12,081	$11,910	$11,611	$11,467	$11,131
Total average shareholders' equity	(E)	1,581	1,558	1,533	1,509	1,469
Total average tangible shareholders' equity (2)	(F)	1,029	1,004	979	951	936
Total average tangible common shareholders' equity (2)	(G)	988	963	938	911	901
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,001	979	961	941	939
Total tangible common shareholders' equity, period-end (2)(3)	(I)	961	939	921	901	898
Total tangible assets, period-end (2)(3)	(J)	11,660	11,477	11,347	10,963	11,013

Total common shares outstanding, period-end (thousands)	(K)	45,417	45,420	45,420	45,360	45,290
Average diluted shares outstanding (thousands)	(L)	46,240	46,263	46,215	46,200	45,383

Core earnings per common share, diluted (2)	(A/L)	$0.63	$0.70	$0.74	$0.65	$0.58
Tangible book value per common share, period-end (2)	(I/K)	21.15	20.68	20.28	19.86	19.83
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	8.59	8.53	8.47	8.59	8.53

Performance ratios (4)
GAAP return on assets		0.47%	1.08%	1.17%	0.88%	(0.10)%
Core return on assets (2)	(A/D)	0.97	1.08	1.17	1.04	0.94
GAAP return on equity		3.61	8.27	8.88	6.69	(0.77)
Core return on equity (2)	(A/E)	7.38	8.28	8.89	7.92	7.16
Core return on tangible common equity (2)(5)	(A+O)/(G)	12.07	13.67	14.82	13.43	11.90
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	60.30	57.15	56.37	59.54	57.43
Net interest margin		3.41	3.32	3.50	3.36	3.50

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(M)	$1,787	$1,374	$2,119	$596	$2,957
Non-interest income charge on tax-credit investments (8)	(N)	(1,610)	(1,112)	(1,594)	(506)	(2,564)
Net income on tax-credit investments	(M+N)	177	262	525	90	393

Intangible amortization	(O)	$1,202	$1,218	$1,246	$1,268	$1,183
Fully taxable equivalent income adjustment	(P)	1,763	1,807	2,033	1,820	3,122

(1)	Net securities losses/(gains) for the periods ending in 2018 include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate for 2018 and a 40% marginal rate for 2017, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Years Ended
		December 31,	December 31,
(Dollars in thousands)		2018	2017
Net (loss)/income		$105,765	$55,247
Adj: Net securities losses/(gains) (1)		3,719	(12,598)
Adj: Loss on termination of hedges		-	6,629
Adj: Net (gains) on sale of business operations		(460)	(296)
Adj: Merger and acquisition expenses		8,930	24,876
Adj: Restructuring expense and other		1,822	6,682
Adj: Employee and community investment		-	3,400
Adj: Legal settlements		3,000	-
Adj: Systems vendor restructuring costs		8,379	-
Adj: Deferred tax asset impairment		-	18,145
Adj: Income taxes		(5,788)	(11,277)
Total core income (2)	(A)	$125,367	$90,808

Total revenue		$469,235	$420,484
Adj: Net securities losses/(gains) (1)		3,719	(12,598)
Adj: Net (gains) on sale of business operations		(460)	(296)
Adj: Loss on termination of hedges		-	6,629
Total core revenue (2)	(B)	$472,494	$414,219
Total non-interest expense		$310,371	$299,710
Less: Merger, restructuring and other expense (see above)		(10,752)	(31,558)
Less: Employee and community investment		-	(3,400)
Less: Legal settlements		(3,000)	-
Less: Systems vendor restructuring costs		(8,379)	-
Core non-interest expense (2)	(C)	$288,240	$264,752

(in millions, except per share data)
Total average assets	(D)	$11,769	$9,809
Total average shareholders' equity	(E)	1,546	1,243
Total average tangible shareholders' equity (2)	(F)	991	793
Total average tangible common shareholders' equity (2)	(G)	950	784
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,001	939
Total tangible common shareholders' equity, period-end (2)(3)	(I)	961	898
Total tangible assets, period-end (2)(3)	(J)	11,660	11,013
Total common shares outstanding, period-end (thousands)	(K)	45,417	45,290
Average diluted shares outstanding (thousands)	(L)	46,231	39,695
Core earnings per common share, diluted (2)	(A/L)	$2.71	$2.29
Tangible book value per common share, period-end (2)	(I/K)	21.15	19.83
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	8.59	8.53

Performance ratios (4)
GAAP return on assets		0.90%	0.56%
Core return on assets (2)	(A/D)	1.07	0.93
GAAP return on equity		6.84	4.45
Core return on equity (2)	(A/E)	8.11	7.31
Core return on tangible common equity (2)(5)	(A+O)/(G)	13.48	11.82
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	58.32	59.97
Net interest margin		3.40	3.40

Supplementary data
Tax benefit on tax-credit investments (7)	(M)	$5,876	$10,182
Non-interest income charge on tax-credit investments (8)	(N)	(4,822)	(8,693)
Net income on tax-credit investments	(M+N)	1,054	1,489

Intangible amortization	(O)	4,934	3,493
Fully taxable equivalent income adjustment	(P)	7,423	11,227

(1)	Net securities losses/(gains) for the period ending December 31, 2018 includes the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate for 2018 and 40% marginal rate for 2017, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-10